EXCLUSIVE

LICENSE AGREEMENT

Between

THE REGENTS OF THE

UNIVERSITY OF CALIFORNIA

And

BONE BIOLOGICS, INC.

“NELL-1 Enhanced Bone Mineralization” and NELL1

Expression Systems and Neuroprotective Activity of NELL2”

and “Recombinant NELL-1 & 2 Protein Production”

UC Case Nos. 1999-560-1; 2002-477-1, 2, 3;

2004-331-1, 2 and 2006-369-1

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EXCLUSIVE LICENSE AGREEMENT

This Agreement is made and is effective this 15th day of March 2006 (the “Effective Date”) between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its corporate offices located at 1111 Franklin Street, Oakland, California 94607-5200, acting through its offices located at 10920 Wilshire Blvd, Suite 1200, Los Angeles, California 90024-1406, and Bone Biologics, Inc. (“Licensee”), a corporation having a principal place of business at 115 North Doheny Drive, Beverly Hills, California 90211.

RECITALS

WHEREAS, a certain invention (the “Invention”), generally characterized as “NELL-1 Enhanced Bone Mineralization” (UCLA Case No. 1999-560-1); “NELL-1 Enhanced Bone Mineralization” (UCLA Case No. 2002-477-1, 2, 3); “NELL1 Expresion Systems and Neuroprotective Activity of NELL2” (UCLA Case No. 2004-331-1, 2); and “Recombinant NELL-1 & 2 Protein Production” (UCLA Case No. 2006-369-1) made in the course of research at the University of California, Los Angeles by Drs. Kang Ting, Shunichi Kuroda, Chia Soo and Ben Wu, and claimed in Regents’ Patent Rights as defined below;

WHEREAS, Drs. Ting, Wu and Soo are employees of The Regents and as such are obligated to assign their right, title and interest in and to the Invention to The Regents;

WHEREAS, Dr. Shunichi Kuroda is an employee of Osaka University and Osaka University has not asserted their rights; therefore Dr. Kuroda as an individual assigned his rights to The Regents.

WHEREAS, the Invention was developed with United States Government funds, and The Regents has elected title thereto and granted a royalty-free nonexclusive license to the United States Government on March 15, 2004, as required under 35 U.S.C. §200-212;

WHEREAS, Licensee is a “small business concern” as defined in 15 U.S.C. §632; and

WHEREAS, The Regents wishes that Regents’ Patent Rights be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

The parties agree as follows:

1. DEFINITIONS

1.1 “Regents’ Patent Rights” means The Regents interest in any of the patent applications listed in Appendix A attached to this Agreement and assigned to The Regents (UCLA Case No. 1999-560, 2002-477, 2004-331 and 2006-369); any continuing applications thereof including divisions; but excluding continuations-in-part except to the extent of claims entirely supported in the specification and entitled to the priority date of the parent application; any patents issuing on these applications including reissues and reexaminations; and any corresponding foreign patents or patent applications; all of which will be automatically incorporated in and added to Appendix A and made a part of this Agreement.

1.2 “Licensed Product” means any article, composition, apparatus, substance, chemical, or any other material whose manufacture, use or sale would constitute an infringement of any Valid Claim within Regents’ Patent Rights, or any service, article, composition, apparatus, chemical, substance, or any other material made, used, or sold by or utilizing or practicing a Licensed Method. This definition of Licensed Product also includes a service either used by Licensee, an Affiliate, or sublicensee or provided by Licensee, an Affiliate or sublicensee to its customers when such service requires the use of Licensed Product or performance of Licensed Method.

1.3 “Licensed Method” means any process or method whose use or practice would constitute an infringement of any claim within Regents’ Patent Rights.

1.4 The “Field of Use” means modulation of skeletal formation and skeletal replacement or repair. As new fields of use are identified, Licensee may request to have additional Fields of Use amended into this Paragraph 1.4, The Regents may add the proposed field if additional diligence for the development of the new Field of Use is incorporated into Paragraph 6.3. The new diligence terms will stipulate dates for completion of specific phases of clinical development as well as a date for First Commercial Sale for a Licensed Product in the new Field of Use.

1.5 “Affiliate” means any corporation or other business entity in which Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors. In any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then “Affiliate” means any company in which Licensee owns or controls, directly or indirectly, the maximum percentage of outstanding stock or voting rights that is permitted by local law.

1.6 “First Commercial Sale” means the first sale of any Licensed Product by Licensee or any Affiliate or Sublicensee, following marketing approval by the appropriate governmental agency for the country in which the sale is to be made. When governmental marketing approval is not required, “First Commercial Sale” means the first sale in that country.

1.7 “Final Sale” means any sale, transfer, lease, exchange or other disposition or provision of a Licensed Product and/or a Licensed Method to a Customer. A Final Sale shall be deemed to have occurred upon the earliest to occur of the following (as applicable): (a) the transfer of title to such Licensed Product and/or Licensed Method to a Customer, (b) the shipment of such Licensed Product to a Customer, (c) the provision of a Licensed Method to a Customer, (d) the provision of an invoice for such Licensed Product or Licensed Method to a Customer, or (e) payment by the Customer for Licensed Products or Licensed Methods.

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1.8 “Net Sales” means the total of the gross amount invoiced or otherwise charged (whether consisting of cash or any other forms of consideration) for the Final Sale of Licensed Products or Licensed Methods by Licensee, or by any Affiliate, joint venture or Sublicensee to Customers, less the following deductions (to the extent included in and not already deducted from the gross amount invoiced or otherwise charged) to the extent reasonable and customary: cash, trade or quantity discounts, retroactive price reductions or rebates actually granted to Customers and charge-back payments and rebates granted to managed health care organizations or to any governmental entity (and its agencies, purchasers or reimburses); sales, use, tariff, import/export duties or other excise taxes imposed on particular sales (excepting value added taxes or income taxes); transportation and delivery charges, including insurance to the extent actually paid by the Customer; and allowances or credits to Customers because of rejections or returns and amounts written off as uncollectible by Licensee. Where Licensee or any Affiliate, joint venture or Sublicensee is the Customer, then Net Sales shall be based on the average Net Sales received from other Customers in an arms length transaction for such Licensed Products or Licensed Methods during the same calendar quarter, less the deductions described above. If a Licensed Product is sold in combination with another product, component or service not covered by a Valid Claim in the country in which the combination product is sold, the Net Sales for such combination product shall be calculated by multiplying the net selling price of the combination by the fraction A/(A + B), where A is the average gross selling price of the Licensed Product sold separately in that country, and B is the average gross selling price of the other product, component or service sold separately in that country. If all such items are not sold separately, any item not sold separately shall have a price attributed to it for purposes of this definition consistent with pricing of similar products or their functional equivalents sold separately. If a price for either or both items cannot be determined pursuant to the foregoing, the Net Sales for purposes of determining royalties on the combination product shall be reasonably determined by Licensee based on the relative value contributed by each item to the combination product.

1.9 “Series A Financing” means an investment of at least two million dollars ($2,000,000.00) from a venture capital firm through the sale of equity securities of Licensee or documentation that sufficient funds have been raised from any source to meet all the development milestones set forth up to Paragraph 6.3(e).

1.10 “Sublicensee” means any third party sublicensed by Licensee under the Regents’ Patent Rights to make, have made, use, sell, offer for sale or import any Licensed Product or to practice any Licensed Method.

1.11 “Sublicensing Income” means income received by Licensee from a sublicense of the Regents’ Patent Rights, including income received by way of license issue fees, milestone payments, and the like but specifically excludes payment or prepayment of royalties for the sale or distribution of Licensed Products or the practice of Licensed Methods. Not included in the definition of Sublicensing Income is income received by Licensee as payment or reimbursement for (i) equity or debt financing, (ii) past or future research and development costs conducted by or for Licensee, including costs associated with materials, equipment or clinical testing; (iii) amounts paid for third party technology (provided that Licensee shall make a good faith allocation of Sublicensing Income between the Regents’ Patent Rights and such third party technology, in accordance with generally accepted accounting principles); and patent and patent related expenses

1.12 “Customer” means any individual or entity that receives Licensed Products or Licensed Methods, provided however, that Licensee or any Affiliate, joint venture or Sublicensee shall be deemed a Customer only if it receives Licensed Products or Licensed Services for its own end- use and not resale.

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1.13 “Valid Claim” means a patent claim contained in (a) a pending application included within the Regents’ Patent Rights, unless such application has been pending for more than five (5) years from its U.S. filing date for domestic patents and seven (7) years from the date of the PCT filing for foreign; or (b) an issued and unexpired patent included within the Regents’ Patent Rights which claim has not been held unenforceable, unpatentable or invalid by a final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise.

2. GRANT

2.1 Subject to the limitations set forth in this Agreement, The Regents hereby grants to Licensee an exclusive license (the “License”) under Regents’ Patent Rights, in jurisdictions where Regents’ Patent Rights exist, to make, have made, use, sell, offer for sale and import Licensed Products and to practice Licensed Methods in the Field of Use to the extent permitted by law.

2.2 The License is subject to all the applicable provisions of any license to the United States Government executed by The Regents and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. §200-212 and applicable governmental implementing regulations.

2.3 The Regents expressly reserves the right to use Regents’ Patent Rights and associated technology for educational and research purposes including publication of research results and sharing research results with other non-profit institutions, and allowing other non-profit research institutions to use Regents’ Patent Rights and associated technology for the same purpose.

3. SUBLICENSES

3.1 The Regents also grants to Licensee the right to issue exclusive or nonexclusive sublicenses (“Sublicenses”) to third parties to make, have made, use sell, offer for sale or import Licensed Products and to practice Licensed Methods in any jurisdiction in which Licensee has exclusive rights under this Agreement. To the extent applicable, sublicenses must include all of the rights of and obligations due to The Regents (and, if applicable, the U.S. Government under 35 U.S.C. §200-212) contained in this Agreement.

3.2 Licensee must pay to The Regents a percentage of all Sublicensing Income as follows:

3.2a Fifteen percent (15%) of any Sublicensing Income received during the first eighteen (18) months after the Effective Date.

3.2b Ten percent (10%) of any Sublicensing Income received more than eighteen (18) months after the Effective Date; provided, however, if the sublicensee also licenses material licensee patent rights not dominated by The Regents Patent Rights under the sublicense, this percentage will be reduced to eight percent (8%) of Sublicensing Income received from that sublicensee more than five (5) years after the Effective Date.

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3.3 On Net Sales of Licensed Products sold or disposed of by a Sublicensee, Licensee must pay to The Regents an earned royalty in accordance with Article 5 (Royalties) as if these were Licensee’s Net Sales. Any royalties received by Licensee in excess of royalties due to The Regents under this Paragraph 3.3 belong to Licensee.

3.4 Licensee must provide to The Regents a copy of each Sublicense within thirty (30) days of execution, and a copy of all information submitted to Licensee by Sublicensees relevant to the computation of the payments due to The Regents under this Article 3 (Sublicenses).

3.5 If this Agreement is terminated for any reason, all outstanding Sublicenses, not in default, will be assigned by licensee to The Regents, at the option of The Regents. The Sublicenses will remain in full force and effect with The Regents as the licensor or sublicensor instead of Licensee, but the duties of The Regents under the assigned Sublicenses will not be greater than the duties of The Regents under this Agreement, and the rights of The Regents under the assigned Sublicenses will not be less than the rights of The Regents under this Agreement, including all financial consideration and other rights of The Regents.

4. FEES

4.1 In partial consideration for the License, Licensee will pay to The Regents a license issue fee of twenty thousand one hundred dollars and fifty cents ($20,100.50), of which ten thousand one hundred dollars and fifty cents ($10,100.50) will be paid within thirty (30) days of the Effective Date and the remainder within six (6) months after the Effective Date. This fee is nonrefundable and is not an advance against royalties.

4.2 For the first (and only the first) Licensed Product reaching the milestones indicated below, Licensee must make the following payments to The Regents within thirty (30) days of reaching the milestones:

4.2a First Commercial Sale: Twenty-five thousand dollars ($25,000)

4.2b FDA marketing approval: Fifty-thousand dollars ($50,000)

4.3 Licensee must pay to The Regents a license maintenance fee of ten-thousand dollars ($10,000) beginning on the one (1) year anniversary date of the Effective Date of this Agreement and continuing annually on each anniversary date of the Effective Date. The maintenance fee will not be due and payable on any anniversary date of the Effective Date if prior to that date Licensee has made the First Commercial Sale of a Licensed Product. The license maintenance fees are non-refundable and are not an advance against royalties.

4.4 Within thirty (30) days after the Effective Date, and subject to The Regents’ execution of Licensee’s standard common stock purchase agreement in the form attached as Appendix B. Licensee will issue to the Regents shares of Licensee’s Common Stock equal to two percent (2%) of the total outstanding and issued Common Stock as of the Effective Date.

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5. ROYALTIES

5.1 Licensee must pay to The Regents for sales by Licensee or its Affiliates an earned royalty of three percent (3%) of Net Sales of Licensed Products or Licensed Methods.

5.2 Licensee must pay to The Regents a minimum annual royalty of twenty-five thousand dollars ($25,000) for the life of Regents’ Patent Rights, beginning in the year of the First Commercial Sale of Licensed Product. Licensee must pay the minimum annual royalty to The Regents by February 28 of each year. The minimum annual royalty will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

5.3 Paragraphs 1.1, 1.2, 1.3 and 1.4 define Regents’ Patent Rights, Licensed Product, Licensed Method and the Field of Use so that royalties are payable on products covered by pending patent applications and issued patents. Royalties accrue for the duration of this Agreement.

5.4 Licensee must pay royalties owed to The Regents on a quarterly basis. Licensee must pay the royalties within two (2) months of the end of the calendar quarter in which the royalties accrued.

5.5 All monies due The Regents must be paid in United States funds. When Licensed Products are sold for monies other than United States dollars, the royalties will first be determined in the foreign currency of the country in which those Licensed Products were sold and, second, converted into equivalent United States funds. Licensee must use the exchange rate established by the Bank of America in San Francisco, California on the last day of the calendar quarter.

5.6 Any tax for the account of The Regents required to be withheld by Licensee under the laws of any foreign country must be promptly paid by Licensee for and on behalf of The Regents to the appropriate governmental authority. Licensee will use its best efforts to furnish The Regents with proof of payment of any tax. Licensee is responsible for all bank transfer charges. All payments made by Licensee in fulfillment of The Regents’ tax liability in any particular country will be credited against fees or royalties due The Regents for that country.

5.7 If at any time legal restrictions prevent the acquisition or prompt remittance of United States Dollars by Licensee with respect to any country where a Licensed Product is sold, the Licensee shall pay royalties due to The Regents from Licensee’s other sources of United States Dollars.

5.8 If any patent or any claim included in Regents’ Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct from it will cease as of the date of that final decision. Licensee will not, however, be relieved from paying any royalties that accrued before that decision or that is based on another patent or claim not involved in that decision.

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5.9 No royalties will be collected or paid on Licensed Products sold to the United States Federal Government, or any agency of the United States Government. The Licensee and its Sublicensees will reduce the amount charged for Licensed Products distributed to the United States Government by the amount of the royalty.

5.10 No multiple royalties will be due even if a Licensed Product or Licensed Method is covered by more than one of the Regents’ Patent Rights.

5.11 If Licensee pays a third party royalties in consideration for patent rights which are necessary in order to practice Regents’ Patent Rights then Licensee or Sublicensee, as the case may be may deduct one third of one percent (0.333%) from the royalty rate due to The Regents under this Agreement for every percentage point paid to third party in royalties, provided that in no event shall royalties or other amounts due to The Regents in any reporting period be reduced to less than fifty percent (50%) of what would otherwise be due to The Regents.

6. DILIGENCE

6.1 Upon the execution of this Agreement, Licensee must diligently proceed with the development, manufacture and sale (“Commercialization”) of Licensed Products and must earnestly and diligently endeavor to market them within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands for them.

6.2 Licensee must endeavor to obtain all necessary governmental approvals for the Commercialization of Licensed Products.

6.3 The Regents has the right and option to either terminate this Agreement or reduce Licensee’s exclusive license to a nonexclusive license if Licensee fails to perform any of the terms in this Paragraph 6.3. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Grant).

6.3a Within three (3) months of the Effective Date provide The Regents with an updated business plan for commercialization of a Licensed Product.

6.3b Within twelve (12) months of the Effective Date commence an animal study to test proof of concept of a Licensed Product using a commercially available carrier.

6.3c Within eighteen (18) months of the Effective Date commence a large animal study to test proof of concept of a Licensed Product.

6.3d Within twenty-four (24) months of the Effective Date provide the Regents with documentation satisfying the requirements of a Series A Financing to support development of a Licensed Product through that date.

6.3e Within thirty-six (36) months of the Effective Date commence preclinical studies of a Licensed Product

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6.3f Within forty-eight (48) months of the Effective Date commence Phase I clinical trials (or equivalent) for a Licensed Product

6.3g Within nine (9) years of the Effective Date have First Commercial Sale of a Licensed Product.

Licensee may extend any three of these milestones in six (6) month increments, but not more than once per milestone, by making a ten-thousand dollars ($10,000) payment to UCLA. In the event of any extension, any later occurring milestones will be similarly extended. If Licensee, directly or through its Affiliates or sublicensees, fulfills all of its obligations in this Paragraph 6.3, Licensee will be deemed to have satisfied its diligence obligations under this Article 6 (Diligence).

6.4 Licensee has the sole discretion for making all decisions as to how to commercialize any Licensed Product.

7. PATENT FILING, PROSECUTION AND MAINTENANCE

7.1 As long as Licensee is paying prosecution costs, The Regents will diligently file, prosecute and maintain the patents and applications comprising Regents’ Patent Rights. These patents will be held in the name of The Regents and will be obtained with counsel representing The Regents, which counsel will be selected by the Licensee subject to The Regents’ reasonable approval (and The Regents acknowledge approval of Paul Li, currently with the law firm of Squire, Sanders & Dempsey). The Regents must provide Licensee with copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application under Regents’ Patent Rights. The Regents will communicate and work together with Licensee to provide direction to patent counsel but final decisions regarding prosecution are The Regents; provided that The Regents will consult with Licensee regarding patent prosecution decisions, and The Regents will use best efforts to consider the business interests expressed by Licensee in prosecution of the Regents’ Patent Rights, to the extent no conflict exists with the legitimate requirements of The Regents. The Regents is entitled to take action to preserve rights and minimize costs whether or not Licensee has commented.

7.2 Licensee will bear all costs incurred prior to and during the term of this Agreement in the preparation, filing, prosecution and maintenance of patent applications and patents in Regents’ Patent Rights as follows: (a) Licensee will reimburse The Regents for all patent costs incurred by and invoiced to The Regents prior to March 1, 2005 (up to a maximum of fifty thousand dollars ($50,000)) within thirty (30) days after the closing of the Series A Financing or satisfying the diligence requirement in Paragraph 6.3(d) above: (b) Licensee will pay all patent costs incurred by and invoiced to The Regents after March 1, 2005 and prior to July 1, 2005, as such costs occur, but may defer payment of fifty percent (50%) of those costs until March 31, 2006 and (c) Licensee will pay all patent costs incurred by and invoiced to The Regents after July 1, 2005, as such costs occur. Prosecution includes interferences, oppositions and any other inter partes matters originating in a patent office. Licensee must send payment to The Regents within thirty (30) days of Licensee’s receipt of an invoice.

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7.3 Licensee has the right to request patent protection on the Invention in foreign countries if the rights are available. Licensee must notify The Regents of its decision within eight (8) months of the filing of the corresponding United States patent application. This notice must be in writing and must identify the countries desired. The absence of this notice from Licensee to The Regents will be considered an election not to secure foreign rights.

7.4 Eight (8) months after the filing of the corresponding United States application, but not sooner, The Regents will have the right to file patent applications at its own expense in any country which Licensee has not identified in written notice provided by Paragraph 7.3. These applications and resulting patents will not be subject to this Agreement.

7.5 Licensee’s obligation to underwrite and to pay all United States and foreign patent costs will continue for as long as this Agreement remains in effect. Licensee may terminate its obligations with respect to any given patent application or patent upon three (3) months written notice to The Regents. The Regents will use its best efforts to curtail patent costs chargeable to Licensee under this Agreement after this notice is received from Licensee. The Regents may continue prosecution or maintenance of these application(s) or patent(s) at its sole discretion and expense, and Licensee will have no further rights or licenses to them.

7.6 The Regents will use its best efforts to not allow any Regents’ Patent Rights for which Licensee is licensed and is underwriting the costs of to lapse or become abandoned without Licensee’s authorization or reasonable notice, except for the filing of continuations, divisionals, or the like which substitute for the lapsed application.

8. PATENT INFRINGEMENT

8.1 In the event that The Regents (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Agreement) or the Licensee learns of infringement of potential commercial significance of any patent licensed under this Agreement, the knowledgeable party will provide the other (i) with written notice of such infringement and (ii) with any evidence of such infringement available to it (the “Infringement Notice”). During the period in which, and in the jurisdiction where, the Licensee has exclusive rights under this Agreement, neither The Regents nor the Licensee will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining consent of the other. If the Licensee puts such infringer on notice of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of The Regents and if a declaratory judgment action is filed by such infringer against The Regents, then Licensee’s right to initiate a suit against such infringer for infringement under Paragraph 8.2 below will terminate immediately without the obligation of The Regents to provide notice to the Licensee. Both The Regents and the Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation; provided, however, that Licensee shall not be required to sublicense the infringer.

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8.2 If infringing activity of potential commercial significance by the infringer has not been abated within ninety (90) days following the date the Infringement Notice takes effect, then the Licensee will have the initial right, but not the obligation, at its expense, to institute suit for patent infringement against the infringer. The Regents may voluntarily join such suit at its own expense, but may not thereafter commence sun against the infringer for the acts of infringement that are the subject of the Licensee’s suit or any judgment rendered in the sun. If, in a suit initiated by the Licensee, The Regents is involuntarily joined other than by the Licensee, then the Licensee will pay any costs incurred by The Regents arising out of such suit, including but not limited to, any legal fees of counsel that The Regents selects and retains to represent it in the suit. In the event that (1) Licensee is unable to proceed with an infringement actions because The Regents is deemed to be a necessary party and The Regents declines to be joined in the Licensee’s infringement action; (2) The Regents does not pursue an infringement action in its own name; and (3) Licensee is unable to reach a mutually acceptable business solution with the alleged infringer (e.g. sublicense from Licensee), The Regents agrees to reduce by fifty percent (50%) the royalty rates payable by Licensee under the Agreement to account for the impact of the alleged infringement on Licensee.

8.3 If, within a hundred and eighty (180) days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if the Licensee has not brought suit against the infringer, then The Regents may institute such suit for patent infringement against the infringer. If The Regents institutes such suit, then the Licensee may not join such suit without The Regents consent and may not thereafter commence suit against the infringer for acts of infringement that are subject to The Regents suit or any judgment rendered in that suit.

8.4 Any recovery or settlement received in connection with any suit will first be shared by The Regents and the Licensee equally to cover any litigation costs each incurred and next shall be paid to The Regents or the Licensee to cover any litigation costs it incurred in excess of the litigation costs of the other. In any suit initiated by the Licensee, any recovery in excess of litigation costs will be shared between Licensee and The Regents as follows: (a) for any recovery other than amounts paid for willful infringement: (i) The Regents will receive fifteen percent (15%) of the recovery if The Regents was not a party in the litigation or was involuntarily joined but did not actively participate in the litigation, (ii) The Regents will receive forty percent (40%) if The Regents was party in the litigation, and actively participated in the litigation (and incurred litigation costs); and (b) for any recovery for willful infringement, The Regents will receive fifty percent (50%) of the recovery. The Regents and the Licensee agree to be bound by all determinations of patent infringement, validity and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 8 (Patent Infringement).

8.5 Any agreement made by the Licensee for purposes of settling litigation or other dispute shall comply with the requirements of Article 3 (Sublicenses) of this Agreement.

8.6 Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

8.7 Any litigation proceedings will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by the Licensee.

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9. PROGRESS AND ROYALTY REPORTS

9.1 Beginning January 31, 2006, Licensee must submit to The Regents semiannual progress reports covering Licensee’s activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. These progress reports must be made for each Licensed Product until its First Commercial Sale.

9.2 The progress reports submitted under Paragraph 9.1 must include the following topics:

9.2a Summary of work completed.

9.2b Key scientific discoveries.

9.2c Summary of work in progress.

9.2d Current schedule of anticipated events or milestones.

9.2e Market plans for introduction of Licensed Products.

9.2f A summary of resources (dollar value) spent in the reporting period.

9.3 Licensee must notify The Regents if Licensee or any of its Sublicensees or Affiliates ceases to be a small entity (as defined by the United States Patent and Trademark Office) under the provisions of 35 U.S.C. §41 (b).

9.4 Licensee must report the date of the First Commercial Sale in the royalty report immediately following that Sale.

9.5 After the First Commercial Sale of each Licensed Product, Licensee must make quarterly royalty reports to The Regents by February 28, May 31, August 31 and November 30 of each year (i.e., within two (2) months from the end of each calendar quarter). Each royalty report must cover Licensee’s most recently completed calendar quarter and must show:

9.5a Gross sales and Net Sales of any Licensed Product.

9.5b Number of each type of Licensed Product sold.

9.5c Royalties payable to The Regents.

9.6 Licensee must state in its royalty report if it had no sales of any Licensed Product.

10. BOOKS AND RECORDS

10.1 Licensee must keep accurate books and records of all Licensed Products manufactured, used or sold. Licensee must preserve these books and records for at least five (5) years from the date of the royalty payment to which they pertain.

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10.2 The Regents’ are entitled to have an independent auditor with a national accounting firm reasonably acceptable to Licensee inspect these books and records solely to confirm the royalty and other payments made hereunder and compliance with other provisions in this agreement at reasonable times and upon reasonable prior notice to Licensee, an not more than once during any twelve (12) month period. The Regents will pay the fees and expenses of these inspections. If an error favoring Licensee of more than five percent (5%) of the total annual royalties is discovered, for the period being audited, then Licensee will pay the fees and expenses of these inspections. Any auditor shall enter into a confidentiality agreement with Licensee, reasonably acceptable to Licensee, prior to conducting any inspection and shall not disclose any Licensee Confidential Information except to the extent necessary to verify the accuracy of the payments made by Licensee hereunder and compliance with other provisions in this agreement.

11. LIFE OF THE AGREEMENT

11.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement is in force from the Effective Date recited on page one and remains in effect for the life of the last to expire patent in Regents’ Patent Rights, or until the last patent application licensed under this Agreement is abandoned and no patent in Regents’ Patent Rights ever issues- (the later of these dates, the “Expiration Date”).

11.2 Upon termination of this Agreement, prior to Expiration Date, Licensee will have no further right to make, have made, use or sell any Licensed Product except as provided in Article 14 (Disposition of Licensed Products on Hand Upon Termination).

11.3 Any expiration or termination of this Agreement will not affect the rights and obligations set forth in the following Articles;

Article 10 Books and Records

Article 14 Disposition of Licensed Products on Hand upon Termination

Article 16 Use of Names and Trademarks

Article 17 Limited Warranty

Article 18 Indemnification

Article 23 Failure to Perform

Article 24 Governing Law

12. TERMINATION BY THE REGENTS

12.1 If Licensee violates or fails to perform any material term or covenant of this Agreement, then The Regents may give written notice of the default (“Notice of Default”) to Licensee. If Licensee does not repair the default within sixty (60) days after the effective date of the Notice of Default, then The Regents has the right to terminate this Agreement and the License by a second written notice (“Notice of Termination”) to Licensee. If The Regents sends a Notice of Termination to Licensee, then this Agreement automatically terminates on the effective date of this notice. Termination does not relieve Licensee of its obligation to pay any royalty or fees owing at the time of termination and does not impair any accrued right of The Regents.

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13. TERMINATION BY LICENSEE

13.1 Licensee has the right at any time to terminate this Agreement in whole or with respect to any portion of Regents’ Patent Rights by giving written notice to The Regents. This notice of termination will be subject to Article 19 (Notices) and will be effective ninety (90) days after the effective date of the notice.

13.2 Any termination in accordance with Paragraph 13.1 does not relieve Licensee of any obligation or liability accrued prior to termination. Nor does termination rescind anything done by Licensee or any payments made to The Regents prior to the effective date of termination. Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

14. DISPOSITION OF LICENSED PRODUCTS

 ON HAND UPON TERMINATION

14.1 Upon termination of this Agreement, Licensee will have the right to dispose of all previously made or partially made Licensed Products, but no more, within a period of six (6) months. But Licensee must submit royalty reports on the sale of these Licensed Products and must pay royalties at the rate and at the time provided in this Agreement.

15. PATENT MARKING

15.1 Licensee must mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

16. USE OF NAMES AND TRADEMARKS

16.1 Neither party is permitted to use any name, trade name, trademark or other designation of the other party or its employees (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity or other promotional activity. Unless required by law, Licensee is expressly prohibited from using the name “The Regents of the University of California” or the name of any campus of the University of California.

17. LIMITED WARRANTY

17.1 The Regents warrants that it has the lawful right to grant this license to Licensee.

17.2 This License and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKE NO REPRESENTATION OR WARRANTY THAT ANY LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

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17.3 SUBJECT TO ARTICLE 18 (Indemnification), IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION OR LICENSED PRODUCTS OR THE USE OR THE PRACTICE OF LICENSED METHODS.

17.4 Nothing in this Agreement will be construed as:

17.4a A warranty or representation by The Regents as to the validity or scope of any Regents’ Patent Rights.

17.4b A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties.

17.4c Obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 8 (Patent Infringement).

17.4d Conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents’ Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regents’ Patent Rights.

17.4e Obligate The Regents to furnish any know-how not provided in Regents’ Patent Rights.

18. INDEMNIFICATION

18.1 Licensee will, and will require its Sublicensees to, indemnify, hold harmless and defend The Regents, its officers, employees, and agents, the sponsors of the research that led to the invention, the inventors of the patents and patent applications in Regents’ Patent Rights and their respective employers from and against any and all liability, claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this license or any sublicense. Indemnification includes but is not limited to products liability. If The Regents, in its sole discretion, believes that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by Licensee to defend The Regents in accordance with this Paragraph 18.1, then The Regents may retain counsel of its choice to represent it, and Licensee will pay all expenses for such representation.

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18.2 Licensee, at its sole cost and expense, must insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2a Each occurrence $5,000,000

18.2b Products/completed operations aggregate $10,000,000

18.2c Personal and advertising injury $5,000,000

18.2d General aggregate (commercial form only) $10,000,000

18.3 Licensee expressly understands, however, that the coverages and limits in Paragraph 18.2 do not in any way limit the Licensee’s liability. Licensee must furnish The Regents with certificates of insurance evidencing compliance with all requirements. Licensee’s insurance must:

18.3a Provide for thirty (30) day advance written notice to The Regents of any modification.

18.3b Indicate that The Regents of the University of California is endorsed as an Insured under the coverages listed in Paragraph 18.2.

18.3c Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by The Regents.

18.4 The Regents shall notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 18 (Indemnification). Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article 18 (Indemnification).

19. NOTICES

19.1 Any notice or payment required to be given to either party must be sent to the respective address given below and is effective: (a) on the date of delivery if delivered in person, (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, or (c) on the next business day if sent by overnight delivery. Either party may change its designated address by written notice.

For Licensee:	BONE BIOLOGICS

115 North Doheny Drive

Beverly Hills, California 90211

Attention: Chia Soo

For The Regents:	The Regents of the University of California

University of California, Los Angeles

Office of Intellectual Property Administration

10920 Wilshire Blvd., Suite 1200

Los Angeles, California 90024-1406

Attention: Director

15

20. ASSIGNABILITY

20.1 This Agreement is binding upon and inures to the benefit of The Regents, its successors and assigns. But it is personal to Licensee and assignable by Licensee only with the written consent of The Regents. The consent of The Regents will not be required if the assignment is in conjunction with the transfer of all or substantially all of the business of Licensee to which this license relates.

21. LATE PAYMENTS

21.1 For each royalty payment or fee not received by The Regents when due, Licensee must pay to The Regents a simple interest charge of ten percent (10%) per annum to be calculated from the date payment was due until it was actually received by The Regents.

22. WAIVER

22.1 The waiver of any breach of any term of this Agreement does not waive any other breach of that or any other term.

23. FAILURE TO PERFORM

23.1 If either party takes legal action against the other because of a failure of performance due under this Agreement, then the prevailing party is entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

24. GOVERNING LAW

24.1 THIS AGREEMENT IS TO BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.

25. GOVERNMENT APPROVAL OR REGISTRATION

25.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

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26. EXPORT CONTROL LAWS

26.1 Licensee must observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

27. PREFERENCE FOR UNITED STATES INDUSTRY

27.1 Because this Agreement grants an exclusive right to a particular use of the Invention, Licensee must manufacture in the United States any products embodying this Invention or produced through the Invention’s use to the extent required by 35 U.S.C. §200-212. The Regents agree that, if requested by Licensee, The Regents will use reasonable and good faith efforts to cooperate with Licensee to seek a waiver or exception form the foregoing requirement on reasonable showing thereof by Licensee of a basis for such a waiver.

28. FORCE MAJEURE

28.1 The parties will be excused from any performance required under this Agreement if performance is impossible or unfeasible due to any catastrophe or other major event beyond their reasonable control, including war, riot, or insurrection; lockouts or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events abate, and in any event within one (1) year, the parties’ respective obligations will resume.

29. CONFIDENTIALITY

29.1 If either party discloses confidential information to the other party, the disclosing party will designate this information as confidential by appropriate legend or instruction, and the receiving party will:

29.1a Use the same degree of care to maintain the secrecy of the confidential information as it uses to maintain the secrecy of its own information of like kind.

29.1b Use the confidential information only to accomplish the purposes of this Agreement.

29.2 Neither party will disclose confidential information received from the other party except to its employees, customers, distributors and other agents who are bound to it by similar obligations of confidence and only as required to accomplish the purposes of this Agreement.

29.3 Neither party will have any confidentiality obligation with respect to the confidential information belonging to or disclosed by the other party that:

29.3a The receiving party can demonstrate by written records was previously known to it.

29.3b The receiving party lawfully obtained from sources under no obligation of confidentiality.

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29.3c Is or becomes publicly available other than through an act or omission of the receiving party or any of its employees.

29.3d Is required to be disclosed under the California Public Records Act, governmental audit requirement or other requirement of law.

29.4 The provisions of this Article 29 (Confidentiality) will continue in effect for five (5) years after expiration or termination of this Agreement.

29.5 The Regents is free to release to the inventors and senior administrators employed by The Regents the terms and conditions of this Agreement. If such release is made, then The Regents shall give notice of the confidential nature and shall request that the recipient not disclose such terms and conditions to others. If a third party inquires whether a license to Regents’ Patent Rights is available, then The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (Grant) to such third party, but will not disclose the name of Licensee or any other terms or conditions of this Agreement, except where The Regents is required to release information under the California Public Records Act, a governmental audit requirement, or other applicable law.

30. MISCELLANEOUS

30.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

30.2 This Agreement is not binding upon the parties until it has been signed below on behalf of each party, in which event it becomes effective as of the date recited on page one.

30.3 No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by each party.

30.4 This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

30.5 If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable as long as a party’s rights under this Agreement are not materially affected. In lieu of the unenforceable provision, the parties will substitute or add as part of this Agreement a provision that will be as similar as possible in economic and business objectives as was intended by the unenforceable provision.

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Both The Regents and Licensee have executed this Agreement in duplicate originals by their authorized officers on the dates written below:

BONE BIOLOGICS, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Mary A. Gray	By:	/s/ Emily Loughran
	Signature		Signature

Name:	Mary A. “Toni” Gray	Name:	Emily Loughran
Title:	CEO	Title:	Director of Licensing
Date:	March 20, 2006	Date:	March 20, 2006

APPENDIX A

REGENTS’ PATENT RIGHTS

U.S. Patent Application No. 09/412,297 entitled “NELL-1 Enhanced Bone Mineralization,” filed October 5, 1999 (UCLA Case No. 1999-560) by Dr. Kang Ting and assigned to The Resents of the University of California.

U.S. Provisional Patent Application No. 60/410,846 (ABANDONED) entitled “NELL-1 Enhanced Bone Mineralization,” filed September 13, 2002 (UCLA Case No. 2002-477-1, 2) by Dr. Kang Ting and assigned to The Regents of the University of California.

PCT Patent Application No. PCT/US03/029281 entitled “NELL-1 Enhanced Bone Mineralization,” filed September 15, 2003 (UCLA Case No. 2002-477-3) by Dr. Kang Ting and assigned to The Regents of the University of California.

U.S. Provisional Patent Application No. 60/445,672 (ABANDONED) entitled “NELL1 Expression Systems and Neuroprotective Activity of NELL2,” filed February 7, 2003 (UCLA Case No. 2004-331-1) by Drs. Kang Ting, Shunichi Kuroda and Ben Wu and assigned to The Regents of the University of California.

PCT Patent Application No. PCT/US04/003808 entitled “NELL Peptide-Expression Systems and Bone Formation Activity of NELL Peptide,” filed February 9, 2004 (UCLA Case No. 2004-331-2) by Drs. Kang Ting, Shunichi Kuroda and Ben Wu and assigned to The Regents of the University of California.

U.S. Provisional Patent Application No. 60/653,722 entitled “Pharmaceutical Compositions for Treating or Preventing Bone Conditions,” filed February 16, 2005 (UCLA Case No. 2006-369-1) by Drs. Kang Ting, Shunichi Kuroda and Chia Soo and assigned to The Regents of the University of California.

A-1

First Amendment

To

Exclusive License Agreement No. 2006-03-0536

This Amendment is made and is effective this 1st day of September 2007 (the “Effective Date”) by and between The Regents of the University of California (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200 Los Angeles, CA 90095-7231 and Bone Biologics, Inc. (“Licensee”), a corporation having a principal place of business at 115 North Doheny Drive, Beverly Hills, California, 90211 and amends UC License Agreement Control No. 2006-03-0536 (the Agreement) between The Regents and Licensee in accordance with the terms and conditions of this Amendment.

The parties agree as follows:

1. Delete Paragraph 1.4 and replace with the following:

The “Field of Use” means modulation of neuroectodermal, mesenchymal cell or mesoderm derivatives, including musculoskeletal and cardiovascular system growth, formation, replacement, remodeling, regeneration, or repair (“Musculoskeletal” and “Cardiovascular”). In addition, Field of Use includes all cGMP manufacture and gene expression protocols of NELL-1 & 2 protein and all compositions of matter, formulations, and delivery methods thereof (“Manufacture”) and application of the Invention to the field of mesodermal derivatives such as musculoskeletal and cardiovascular systems. Licensee may request to have additional Fields of Use amended into this Paragraph 1.4. The Regents may add the proposed field if additional diligence for the development of the new Field of Use is incorporated into Paragraph 6.3. The new diligence terms will stipulate dates for completion of specific phases of clinical development as well as a date for First Commercial Sale for a Licensed Product in the new Field of Use.

2. In Paragraphs 3.2a and 3.2b, the term “Effective Date” is the Effective Date of this First Amendment when applied to Sublicensing Income received for the Manufacture or Cardiovascular fields.

3. Delete Paragraph 4.2 and replace with the following:

For the first (and only the first) Licensed Product in the Musculoskeletal, for the first (and only the first) Licensed Product in the Cardiovascular field, and for the first (and only the first) Licensed Product in the Manufacture field reaching the milestones indicated below, Licensee must make the following payments to The Regents within thirty (30) days of reaching the milestones:

4.2a First Commercial Sale: Twenty-five thousand dollars ($25,000)

4.2b FDA marketing approval: Fifty-thousand dollars ($50,000)

For the avoidance of doubt, only the first milestone (4.2a) is applicable for the Manufacture field if the First Commercial Sale is for a Licensed Product in the Manufacture field that is neither in the Musculoskeletal or Cardiovascular field.

A-2

4. Expand the diligence Paragraph 6.3 for the Manufacture and Cardiovascular Fields of Use as set forth below:

A. Paragraph 6.3a-g as currently written applies only to Licensed Product in the Musculoskeletal field and should be renumbered to read 6.3(i)a-g.

B. Add the following diligence terms to Paragraph 6.3 to address diligence for the Cardiovascular field as follows:

6.3(ii)a	Within 18 months of the Effective Date of the First Amendment, apply for maturation funding to identify therapeutic and/or diagnostic applications of interest in Cardiovascular field through Bone Biologics or Sublicensee of Bone Biologics.

Within 36 months of the Effective Date of the First Amendment, receive at least $100,000 of maturation funding to identify therapeutic and/or diagnostic applications of interest in Cardiovascular field through Bone Biologics or Sublicensee of Bone Biologics.

Within four and a half (4.5) years of the Effective Date of the First Amendment, provide The Regents with an updated business plan for commercialization of a Licensed Product in Cardiovascular field.

6.3(ii)b	Within six (6) years of the Effective Date of the First Amendment finish an animal study to test proof of concept of a Licensed Product in Cardiovascular field.

6.3(ii)c	Within seven (7) years of the Effective Date of the First Amendment finish a large animal study to test proof of concept of a Licensed Product in the Cardiovascular field.

6.3(ii)d	Within nine (9) years of the Effective Date of the First Amendment finish preclinical studies for a Licensed Product in the Cardiovascular field.

6.3(ii)e	Within twelve (12) years of the Effective Date of the First Amendment finish Phase I clinical trials (or equivalent) for a licensed product the Cardiovascular field.

6.3(ii)f	Within fourteen (14) years of the Effective Date of the First Amendment have First Commercial Sale of a Licensed Product in the Cardiovascular field.

A-3

C. Add the following diligence terms to Paragraph 6.3 to address diligence for the Manufacture field as follows:

6.3(iii)a	Within six (6) months of the Effective Date of the First Amendment provide to The Regents a signed agreement from a third party for cGMP manufacture.

6.3(iii)b	Within eighteen (18) months of the Effective Date of the First Amendment commence composition of matter and delivery studies on preclinical protein in small animals.

6.3(iii)c	Within thirty (30) months of the Effective Date of the First Amendment commence composition of matter and delivery studies on preclinical protein in large animals.

6.3(iii)d	Within forty-two (42) months of the Effective Date of the First Amendment commence composition of matter and delivery studies on cGMP protein for an IDE application.

6.3(iii)e	Within five an a half (5.5) years of the Effective Date of the First Amendment commence composition of matter and delivery studies on cGMP protein for a Phase I clinical trial.

6.3(iii)f	Within nine and a half (9.5) years of the Effective Date of the First Amendment have First Commercial Sale of a Licensed Product with cGMP protein and specific composition of matter and delivery methods.

D. Number the last paragraph of 6.3 as 6.3(iv) as follows:

6.3(iv)	Licensee may extend any three of these milestones in each of the Musculoskeletal, Cardiovascular, and Manufacture diligence fields in six (6) month increments, but not more than once per milestone, by making a ten-thousand dollar ($10,000) payment to The Regents. In the event of any extension, any later occurring milestones in the Field of Use will be similarly extended. If Licensee, directly or through its Affiliates or sublicensees, fulfills all of its obligations in this Paragraph 6.3, Licensee will be deemed to have satisfied its diligence obligations under this Article 6 (Diligence).

A-4

All other terms and conditions of the Agreement remain the same.

BONE BIOLOGICS, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Bruce A. Hazuka	By:	/s/ Emily Loughran
	Signature		Signature

Name:	Bruce A. Hazuka	Name:	Emily Loughran
Title:	CEO	Title:	Director of Licensing
Date:	9/25/07	Date:	9 - 27 - 07

A-5

First Amendment
to
Exclusive License Agreement No. 2006-03-0536

This Amendment is made and is effective this 1st day of September 2007 (the “Effective Date”) by and between The Regents of the University of California (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200 Los Angeles, CA 90095-7231 and Bone Biologics, Inc. (“Licensee”), a corporation having a principal place of business at 115 North Doheny Drive, Beverly Hills, California, 90211 and amends UC License Agreement Control No. 2006-03-0536 (the “Agreement”) between The Regents and Licensee in accordance with the terms and conditions of this Amendment.

The parties agree as follows:

1. Delete Paragraph 1.4 and replace with the following:

The “Field of Use” means modulation of neuroectodermal, mesenchymal cell or mesoderm derivatives, including musculoskeletal and cardiovascular system growth, formation, replacement, remodeling, regeneration, or repair (“Musculoskeletal” and “Cardiovascular”). In addition, Field of Use includes all cGMP manufacture and gene expression protocols of NELL-1 & 2 protein and all compositions of matter, formulations, and delivery methods thereof (“Manufacture”) and application of the Invention to the field of mesodermal derivatives such as musculoskeletal and cardiovascular systems. Licensee may request to have additional Fields of Use amended into this Paragraph 1.4. The Regents may add the proposed field if additional diligence for the development of the new Field of Use is incorporated into Paragraph 6.3. The new diligence terms will stipulate dates for completion of specific phases of clinical development as well as a date for First Commercial Sale for a Licensed Product in the new Field of Use.

2. In Paragraphs 3.2a and 3.2b, the term “Effective Date” is the Effective Date of this First Amendment when applied to Sublicensing Income received for the Manufacture or Cardiovascular fields.

3. Delete Paragraph 4.2 and replace with the following:

For the first (and only the first) Licensed Product in the Musculoskeletal, for the first (and only the first) Licensed Product in the Cardiovascular field, and for the first (and only the first) Licensed Product in the Manufacture field reaching the milestones indicated below, Licensee must make the following payments to The Regents within thirty (30) days of reaching the milestones:

4.2a First Commercial Sale: Twenty-five thousand dollars ($25,000)

4.2b FDA marketing approval: Fifty-thousand dollars ($50,000)

For the avoidance of doubt, only the first milestone (4.2a) is applicable for the Manufacture field if the First Commercial Sale is for a Licensed Product in the Manufacture field that is neither in the Musculoskeletal or Cardiovascular field.

4. Expand the diligence Paragraph 6.3 for the Manufacture and Cardiovascular Fields of Use as set forth below:

A. Paragraph 6.3a-g as currently written applies only to Licensed Product in the Musculoskeletal field and should be renumbered to read 6.3(i)a-g.

B. Add the following diligence terms to Paragraph 6.3 to address diligence for the Cardiovascular field as follows:

6.3(ii)a Within 18 months of the Effective Date of the First Amendment, apply for maturation funding to identify therapeutic and/or diagnostic applications of interest in Cardiovascular field through Bone Biologics or Sublicensee of Bone Biologics.

Within 36 months of the Effective Date of the First Amendment, receive at least $100,000 of maturation funding to identify therapeutic and/or diagnostic applications of interest in Cardiovascular field through Bone Biologics or Sublicensee of Bone Biologics.

Within four and a half (4.5) years of the Effective Date of the First Amendment, provide The Regents with an updated business plan for commercialization of a Licensed Product in Cardiovascular field.

6.3(ii)b Within six (6) years of the Effective Date of the First Amendment finish an animal study to test proof of concept of a Licensed Product in Cardiovascular field.

6.3(ii)c Within seven (7) years of the Effective Date of the First Amendment finish a large animal study to test proof of concept of a Licensed Product in the Cardiovascular field.

6.3(ii)d Within nine (9) years of the Effective Date of the First Amendment finish preclinical studies for a Licensed Product in the Cardiovascular field.

6.3(ii)e Within twelve (12) years of the Effective Date of the First Amendment finish Phase I clinical trials (or equivalent) for a licensed product the Cardiovascular field.

6.3(ii)f Within fourteen (14) years of the Effective Date of the First Amendment have First Commercial Sale of a Licensed Product in the Cardiovascular field.

2

C. Add the following diligence terms to Paragraph 6.3 to address diligence for the Manufacture field as follows:

6.3(iii)a Within six (6) months of the Effective Date of the First Amendment provide to The Regents a signed agreement from a third party for cGMP manufacture.

6.3(iii)b Within eighteen (18) months of the Effective Date of the First Amendment commence composition of matter and delivery studies on preclinical protein in small animals.

6.3(iii)c Within thirty (30) months of the Effective Date of the First Amendment commence composition of matter and delivery studies on preclinical protein in large animals.

6.3(iii)d Within forty-two (42) months of the Effective Date of the First Amendment commence composition of matter and delivery studies on cGMP protein for an IDE application.

6.3(iii)e Within five and a half (5.5) years of the Effective Date of the First Amendment commence composition of matter and delivery studies on cGMP protein for a Phase I clinical trial.

6.3(iii)f Within nine and a half (9.5) years of the Effective Date of the First Amendment have First Commercial Sale of a Licensed Product with cGMP protein and specific composition of matter and delivery methods.

D. Number the last paragraph of 6.3 as 6.3(iv) as follows:

6.3(iv) Licensee may extend any three of these milestones in each of the Musculoskeletal, Cardiovascular, and Manufacture diligence fields in six (6) month increments, but not more than once per milestone, by making a ten-thousand dollar ($10,000) payment to The Regents. In the event of any extension, any later occurring milestones in the Field of Use will be similarly extended. If Licensee, directly or through its Affiliates or sublicensees, fulfills all of its obligations in this Paragraph 6.3, Licensee will be deemed to have satisfied its diligence obligations under this Article 6 (Diligence).

All other terms and conditions of the Agreement remain the same.

BONE BIOLOGICS, INC		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Bruce A. Hazuka	By:	/s/ Emily Loughran
Name:	Bruce A. Hazuka	Name:	Emily Loughran
Title	CEO	Title	Director of Licensing
Date:	9/25/07	Date:	9 - 27 - 07

3

Second Amendment To Exclusive License Agreement
UC Control No. 2006-03-0536

THIS SECOND AMENDMENT (the “Amendment”) is effective this 29th day of May 2008 (the “Effective Date”) by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200, Los Angeles, CA 90095-7231 and BONE BIOLOGICS, INC. (“Licensee”), a corporation having a principal place of business at 115 North Doheny Drive, Beverly Hills, California, 90211 and amends the exclusive license agreement, Control No. 2006-03-0536, effective as of the 15th day of March 2006 between The Regents and Licensee (the “Agreement”) in accordance with the terms and conditions of this Amendment.

The parties agree as follows:

1. Amend Article 1, Paragraph 1.1/ Regent’s Patent Rights of the Agreement to include the following UC Case Number:

“UC Case Number: 2008-238 ‘Vascular Effects of Nell-1’ ”

2. Amend Article 4/ FEES of the Agreement to add Paragraph 4.5 to the Article:

“4.5 Licensee must pay The Regents a milestone fee of Ten Thousand Dollars ($10,000) upon issuance of the first U.S. Patent claiming priority to provisional filing 60/983,903.”

All other terms and conditions of the Agreement remain the same.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

Both The Regents and Licensee have executed this Second Amendment in duplicate originals by their authorized officers on the dates written below:

BONE BIOLOGICS, INC		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Bruce A. Hazuka	By:	/s/ Emily Loughran
Name:	Bruce A. Hazuka	Name:	Emily Loughran
Title:	CEO	Title:	Director of Licensing
Date:	6/25/08	Date:	6 - 30 - 08

1

Third Amendment to Exclusive License Agreement
UC Control No. 2006-03-0536

THIS THIRD AMENDMENT (the “Amendment”) is effective this 4th day of December 2008 (the “Effective Date”) by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200, Los Angeles, CA 90095-7231 and BONE BIOLOGICS, INC. (“Licensee”), a corporation having a principal place of business at 115 North Doheny Drive, Beverly Hills, California, 90211 and amends the Exclusive License Agreement, Control No. 2006-03-0536, effective as of the March 15, 2006, the First Amendment dated September 1, 2007, and the Second Amendment dated May 29, 2008 between The Regents and Licensee (collectively, the “Agreement”) in accordance with the terms and conditions of this Amendment.

Recitals

WHEREAS Licensee desires to add the following invention to the Agreement and Appendix A:

UCLA Case 2009-271: “Recombinant NELL Protein Production;”

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, ail parties to this First Amendment mutually agree to amend the Agreement as follows:

1. Amend the RECITALS of the Agreement as follows:

Add: UCLA Case Number: 2009-271: “Recombinant NELL Protein Production.”

2. Amend Article 1, Paragraph 1.1/ Regent’s Patent Rights of the Agreement to include UC Case Number 2009-271.

3. Delete APPENDIX A (REGENTS’ PATENT RIGHTS) of the Agreement in its entirety and replace it with the revised APPENDIX A (REGENTS’ PATENT RIGHTS) attached.

All other terms and conditions of the Agreement remain the same.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

Both The Regents and Licensee have executed this Third Amendment in duplicate originals by their authorized officer’s on the dates written below:

[SIGNATURE PAGE FOLLOWS:]

1

BONE BIOLOGICS, INC		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Bruce A. Hazuka	By:	/s/ Emily Loughran
Name:	Bruce A. Hazuka	Name:	Emily Loughran
Title:	President + CEO	Title:	Director of Licensing
Date:	Dec. 4, 2008	Date:	2 - 23 - 09

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Appendix A

REGENTS’ PATENT RIGHTS

1) UCLA CASE NO. 1999-560 (“Enhanced Mineralization in Osteoblasts”)

United States Patent No. 7,052,856 entitled, “Enhanced Mineralization in Osteoblasts”, issued May 30, 2006 (UCLA Case No. 1999-560-1) by Dr. Kang Ting and assigned to The Regents of the University of California.

U.S. Patent Application No. 09/412,297 entitled “Enhanced Mineralization in Osteoblasts,” filed October 5, 1999 (UCLA Case No. 1999-560-1) by Dr. Kang Ting and assigned to The Regents of the University of California.

PCT Application No. PCT/US00/27477 (ABANDONED) entitled, “Enhanced Mineralization in Osteoblasts,” filed October 4, 2000 (UCLA Case No. 1999-560-1) by Dr. Kang Ting and assigned to The Regents of the University of California.

U.S. Patent Application No. 11/392,294 entitled “Enhanced Mineralization in Osteoblasts,” filed March 28, 2006 (UCLA Case No. 1999-560-2) by Dr. Kang Ting and assigned to The Regents of the University of California.

U.S. Patent Application No. 11/594,510 entitled “Enhanced Mineralization in Osteoblasts,” filed November 7, 2006 (UCLA Case No. 1999-560-3) by Drs. Kang Ting, Benjamin M. Wu, and Chia B. Soo and assigned to The Regents of the University of California.

PCT Application No. PCT/US07/083655 entitled, “Enhanced Mineralization in Osteoblasts”, filed November 05, 2007 (UCLA Case No. 1999-560-3) by Drs. Kang Ting, Benjamin M. Wu, and Chia B. Soo and assigned to The Regents of the University of California.

U.S. Patent Application No. 11/713,366 entitled “Enhanced Mineralization in Osteoblasts,” filed March 1, 2007 (UCLA Case No. 1999-560-4) by Dr. Kang Ting and assigned to The Regents of the University of California.

PCT Application No. PCT/US08/054779 entitled, “Enhanced Mineralization in Osteoblasts”, filed February 22, 2008 (UCLA Case No. 1999-560-4) by Dr. Kang Ting and assigned to The Regents of the University of California.

U.S. Patent Application No. 11/977,031 entitled “Enhanced Mineralization in Osteoblasts,” filed October 22, 2007 (UCLA Case No. 1999-560-5) by Dr. Kang Ting and assigned to The Regents of the University of California.

2) UCLA CASE NO. 2002-477 (“NELL-1 Enhanced Bone Mineralization”)

U.S. Provisional Patent Application No. 60/410,846 (ABANDONED) entitled “NELL-1 Enhanced Bone Mineralization,” filed September 13, 2002 (UCLA Case No. 2002-477-1, 2) by Dr. Kang Ting and assigned to The Regents of the University of California.

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U.S. Patent Application No. 10/527,786 (ABANDONED) entitled “NELL-1 Enhanced Bone Mineralization,” filed September 15, 2003 (UCLA Case No. 2002-477-3) by Dr. Kang Ting and assigned to The Regents of the University of California.

PCT Patent Application No. PCT/US03/029281 (ABANDONED) entitled “NELL-1 Enhanced Bone Mineralization,” filed September 15, 2003 (UCLA Case No. 2002-477-3) by Dr. Kang Ting and assigned to The Regents of the University of California.

Canadian Patent Application No. 2498751 entitled “NELL-1 Enhanced Bone Mineralization,” filed September 15, 2003 (UCLA Case No. 2002-477-3) by Dr. Kang Ting and assigned to The Regents of the University of California.

Chinese Patent Application No. 03824975.8 entitled “NELL-1 Enhanced Bone Mineralization,” filed September 15, 2003 (UCLA Case No. 2002-477-3) by Dr. Kang Ting and assigned to The Regents of the University of California.

European Patent Application No. 03752446.9 entitled “NELL-1 Enhanced Bone Mineralization,” filed September 15, 2003 (UCLA Case No. 2002-477-3) by Dr. Kang Ting and assigned to The Regents of the University of California.

Japanese Patent Application No. 2004-536597 entitled “NELL-1 Enhanced Bone Mineralization,” filed September 15, 2003 (UCLA Case No. 2002-477-3) by Dr. Kang Ting and assigned to The Regents of the University of California.

South Korean Patent Application No. 2005-7004382 entitled “NELL-1 Enhanced Bone Mineralization,” filed September 15, 2003 (UCLA Case No. 2002-477-3) by Dr. Kang Ting and assigned to The Regents of the University of California.

U.S. Patent Application No. 11/973,831 entitled “NELL-1 Enhanced Bone Mineralization,” filed October 9, 2007 (UCLA Case No. 2002-477-4) by Dr. Kang Ting and assigned to The Regents of the University of California.

3) UCLA CASE NO. 2004-331 (“NELL-1 Expression Systems and Neuroprotective Activity of NELL-2”)

U.S. Provisional Patent Application No. 60/445,672 (ABANDONED) entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed February 7, 2003 (UCLA Case No. 2004-331-1) by Drs. Kang Ting, Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

U.S. Patent Application No. 10/544,553 entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed February 9, 2004 (UCLA Case No. 2004-331-2) by Drs. Kang Ting, Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

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PCT Patent Application No. PCT/US04/003808 (ABANDONED) entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed February 9, 2004 (UCLA Case No. 2004-331-2) by Drs. Kang Ting, Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

Canadian Patent Application No. 2515208 entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed February 9, 2004 (UCLA Case No. 2004-331-2) by Drs. Kang Ting, Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

Chinese Patent Application No. 200480009450.1 entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed February 9, 2004 (UCLA Case No. 2004-331-2) by Drs. Kang Ting, Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

European Patent Application No. 04709500.5 entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed February 9, 2004 (UCLA Case No. 2004-331-2) by Drs. Kang Ting, Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

Japanese Patent Application No. 2006-503442 entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed February 9, 2004 (UCLA Case No. 2004-331-2) by Drs. Kang Ting, Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

South Korean Patent Application No. 10-2005-7014588 entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed February 9, 2004 (UCLA Case No. 2004-331-2) by Drs. Kang Ting, Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

U.S. Patent Application No. 11/601,529 entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed November 17, 2006 (UCLA Case No. 2004-331-3) by Drs. Kang Ting. Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

PCT Patent Application No. PCT/US07/084074 entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” filed November 8, 2007 (UCLA Case No. 2004-331-3) by Drs. Kang Ting. Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California.

U.S. Provisional Patent Application No. for UCLA Case No. 2004-331-4 entitled “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,” by Drs. Kang Ting, Shunichi Kuroda and Benjamin M. Wu and assigned to The Regents of the University of California was COMBINED INTO 2009-271.

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4) UCLA CASE NO. 2006-369 (“Pharmaceutical Compositions for Treating or Preventing Bone Conditions”)

U.S. Provisional Patent Application No. 60/653,722 (ABANDONED) entitled “Pharmaceutical Compositions for Treating or Preventing Bone Conditions,” filed February 16, 2005 (UCLA Case No. 2006-369-1) by Drs. Kang Ting, Shunichi Kuroda, Chia B. Soo, and Benjamin M. Wu and assigned to The Regents of the University of California.

U.S. Patent Application No. 11/884,525 entitled “Pharmaceutical Compositions for Treating or Preventing Bone Conditions,” filed February 16, 2006 (UCLA Case No. 2006-369-2) by Drs. Kang Ting, Shunichi Kuroda, Chia B. Soo, and Benjamin M. Wu and assigned to The Regents of the University of California.

PCT Patent Application No. PCT/US06/005473 (ABANDONED) entitled “Pharmaceutical Compositions for Treating or Preventing Bone Conditions,” filed February 16, 2006 (UCLA Case No. 2006-369-2) by Drs. Kang Ting, Shunichi Kuroda and Ben Wu and assigned to The Regents of the University of California.

Canadian Patent Application No. 2,597,605 entitled “Pharmaceutical Compositions for Treating or Preventing Bone Conditions,” filed February 16, 2006 (UCLA Case No. 2006-369-2) by Drs. Kang Ting, Shunichi Kuroda, Chia B. Soo, and Benjamin M. Wu and assigned to The Regents of the University of California.

Chinese Patent Application No. 200680012707.8 entitled “Pharmaceutical Compositions for Treating or Preventing Bone Conditions,” filed February 16, 2006 (UCLA Case No. 2006-369-2) by Drs. Kang Ting, Shunichi Kuroda, Chia B. Soo, and Benjamin M. Wu and assigned to The Regents of the University of California.

European Patent Application No. 06735230.2 entitled “Pharmaceutical Compositions for Treating or Preventing Bone Conditions,” filed February 16, 2006 (UCLA Case No. 2006-369-2) by Drs. Kang Ting, Shunichi Kuroda, Chia B. Soo, and Benjamin M. Wu and assigned to The Regents of the University of California.

Japanese Patent Application No. 2007-556289 entitled “Pharmaceutical Compositions for Treating or Preventing Bone Conditions,” filed February 16, 2006 (UCLA Case No. 2006-369-2) by Drs. Kang Ting, Shunichi Kuroda, Chia B. Soo, and Benjamin M. Wu and assigned to The Regents of the University of California.

South Korean Patent Application No. PCT/US06/005473 entitled “Pharmaceutical Compositions for Treating or Preventing Bone Conditions,” filed February 16, 2006 (UCLA Case No. 2006-369-2) by Drs. Kang Ting, Shunichi Kuroda, Chia B. Soo, and Benjamin M. Wu and assigned to The Regents of the University of California.

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5) UCLA CASE NO. 2008-238 (“NELL-1 Compositions”)

U.S. Provisional Patent Application No. 60/983,903 (ABANDONED) entitled “NELL-1 Compositions,” filed October 30, 2007 (UCLA Case No. 2008-238-1) by Drs. Kang Ting, Chia B. Soo and Xinli Zhang and assigned to The Regents of the University of California.

U.S. Patent Application No. 11/929,708 entitled “NELL-1 Compositions,” filed October 30, 2007 (UCLA Case No. 2008-238-2) by Drs. Kang Ting, Chia B. Soo and Xinli Zhang and assigned to The Regents of the University of California. -

PCT Patent Application No. PCT/US08/081168 entitled “NELL-1 Compositions,” filed October 30, 2007 (UCLA Case No. 2008-238-2) by Drs. Kang Ting, Chia B. Soo and Xinli Zhang and assigned to The Regents of the University of California.

6) UCLA CASE NO. 2009-271 (“Recombinant NELL Protein Production”)

U.S. Provisional Patent Application No. 61/103,534 (Combined with UC Case 2004-331-4: “NELL-1 Expression Systems and Neuroprotective Activity of NELL-2,”) entitled “Recombinant NELL Protein Production,” filed October 07, 2008 (UCLA Case No. 2009-271-1) by Drs. Kang Ting and Chia B. Soo and assigned to The Regents of the University of California.

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Fourth Amendment to Exclusive License Agreement
UC Control No. 2006-03-0536

THIS FOURTH AMENDMENT (the “Amendment”) is effective this 19th day of August 2009 (the “Effective Date”) by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200, Los Angeles, CA 90095-7231 and aBONE BIOLOGICS, INC. (“Licensee”), a corporation having a principal place of business at 115 North Doheny Drive, Beverly Hills, California, 90211 and amends the Exclusive License Agreement, Control No. 2006-03-0536, effective as of the March 15, 2006, the First Amendment dated September 1, 2007, and the Second Amendment dated May 29, 2008, Third Amendment dated December 4, 2008 between The Regents and Licensee (collectively, the “Agreement”) in accordance with the terms and conditions of this Amendment.

Recitals

WHEREAS, the Licensee desires to add UC Case No. 2009-569 to the Agreement;

WHEREAS, The Regents desires to update language concerning patent filing, prosecution and maintenance;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this Fourth Amendment mutually agree to amend the Agreement as follows:

1. Amend the RECITALS of the Agreement as follows:

Add: UCLA Case No. 2009-569: “NELL-1 Isoform”

2. Amend Article 1, Paragraph 1.1/ Regent’s Patent Rights of the Agreement to include UC Case No. 2009-569.

3. Delete Article 7 (PATENT FILING, PROSECUTION AND MAINTENANCE) of the Agreement in its entirety and replace it with the following:

“7. PATENT FILING, PROSECUTION AND MAINTENANCE

7.1 Patent Prosecution

7.1a As long as Licensee has complied with its obligations to reimburse or pre-pay The Regents for patent prosecution costs as set forth in this Article 7 (PATENT FILING, PROSECUTION AND MAINTENANCE), The Regents will file, prosecute and maintain the patents and applications comprising Regents’ Patent Rights. These patents will be held in the name of The Regents and will be obtained with counsel of The Regents’ choice. The Regents must provide Licensee with copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application under Regents’ Patent Rights. The Regents will consider any comments or suggestions by Licensee and will use reasonable efforts to amend patent applications to include claims reasonably requested by Licensee to protect the products and services contemplated under this Agreement. The Regents is entitled to take action to preserve rights and minimize costs whether or not Licensee has commented, and will use reasonable efforts to not allow any Regents’ Patent Rights for which Licensee is licensed and is underwriting the costs of to lapse or become abandoned without Licensee’s written authorization under Paragraph 7.4, except for the filing of continuations, divisionals, or the like that substitute for the lapsed application.

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7.1b Licensee has the right to request patent filings on the Invention in the United States and any foreign territories where Regents’ Patent Rights are available (“National Phase Filing”) by providing a written request to The Regents identifying which territories Licensee has selected for patent prosecution no later than ninety (90) days prior to the deadline for filing any such National Phase Filing (“Patent Prosecution Request”). All other requests and instructions for patent prosecution (for example Chapter Two Demands, responses to office actions, utility filings, provisional patent filings, etc.) shall be provided in writing by Licensee to The Regents no later than ninety (90) days prior to the deadline set by the patent office in the territory such patent action is to take place in (also a “Patent Prosecution Request” for purposes of this Agreement). The absence of this Patent Prosecution Request by the deadline specified in this Paragraph 7.1 will be considered an election not to secure the patent rights associated with the specific phase of patent prosecution in such territory, and such patent application(s) and patent(s) will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them.

7.1c Ninety (90) days before the deadline for filing a Chapter Two Demand and ninety (90) days before the deadline for filing a National Phase Filing, but not sooner, The Regents will have the right to file patent applications at its own expense in any territory which Licensee has not identified in written notice pursuant to this Paragraph 7.1 and such patent application(s) and patent(s) will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them.

7.2 Past Patent Costs

Licensee will bear all costs incurred prior to the term of this Agreement in the preparation, filing, prosecution and maintenance of patent applications and patents in Regents’ Patent Rights (“Past Patent Costs”). Prosecution includes, but is not limited to, interferences, oppositions and any other inter partes matters originating in a patent office. Licensee must send payment for such Past Patent Costs to The Regents within thirty (30) days of Licensee’s receipt of an invoice for these costs.

7.3 Ongoing Patent Costs

7.3a Licensee will bear all costs incurred during the term of this Agreement in the preparation, filing, prosecution and maintenance of patent applications and patents in Regents’ Patent Rights (“Ongoing Patent Costs”). Prosecution includes, but is not limited to, interferences, oppositions and any inter partes matters originating in a patent office. Licensee’s obligation to underwrite and to pay all United States and foreign patent costs will continue for as long as this Agreement remains in effect. Licensee may request a cost estimate for patent filings, chapter two demands and office actions (“Cost Estimate”). Fees and expenses that are due to incidentals (for example photocopy charges or long distance phone charges) are not included within such Cost Estimate unless expressly so stated, nor is Licensee’s direct interaction with Regents’ counsel such as by phone calls, e-mails, in person meetings and the like.

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7.3b With each Patent Prosecution Request, Licensee must pay in advance to The Regents The Regents’ patent counsel’s estimated costs for undertaking any utility patent filing, National Phase Filing or office action filing before The Regents authorizes its patent counsel to proceed with such patent action (“Advanced Payment”). The absence of this Advanced Payment will be considered an election not to secure the patent rights associated with the specific phase of patent prosecution in such territory, and such patent application(s) and patent(s) will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them.

7.4 Termination of Patent Prosecution by Licensee

Licensee may terminate its obligations with respect to any given patent application or patent within Regents’ Patent Rights by providing written notice to The Regents (“Patent Termination Notice”), and termination of Licensee’s obligations with respect to such patent application or patent will be effective three (3) months after receipt of such Patent Termination Notice by The Regents. The Regents will use its best efforts to curtail patent costs chargeable to Licensee under this Agreement after this Patent Termination Notice is received by The Regents from Licensee. The Regents may continue prosecution or maintenance of these application(s) or patent(s) at its sole discretion and expense, and such application(s) and patent(s) will not be part of Regents’ Patent Rights and therefore not subject to this Agreement, and Licensee will have no further rights or license to them.”

4. Amend the APPENDIX A (REGENTS’ PATENT RIGHTS) of the Agreement by adding the following:

“7) UCLA CASE NO. 2009-569 (“NELL-1 Isoform”)

Provisional Patent Application No. 61/163,297 entitled, “NELL-1 Isoform”, filed March 25, 2009 (UCLA Case No. 2009-569-1) by Dr(s). Kang Ting and Chia B. Soo, and assigned to The Regents.”

All other terms and conditions of the Agreement remain the same.

[SIGNATURE PAGE FOLLOW:]

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This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

Both The Regents and Licensee have executed this Fourth Amendment by their authorized officers on the dates written below:

BONE BIOLOGICS, INC		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Bruce A. Hazuka	By:	/s/ Emily Loughran
Name:	Bruce A. Hazuka	Name:	Emily Loughran
Title:	President - CEO	Title:	Director of Licensing
Date:	8/19/09	Date:	January 6, 2010

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Fifth Amendment
to
Exclusive License Agreement
UC Control No. 2006-03-0536

THIS FIFTH AMENDMENT (the “Amendment”) is effective this 11th day of January 2011 (the “Effective Date”) by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200, Los Angeles, CA 90095-7231 and BONE BIOLOGICS, INC. (“Licensee”), a corporation having a principal place of business at 115 North Doheny Drive, Beverly Hills, California, 90211 and amends the Exclusive License Agreement, Control No. 2006-03-0536, effective as of the March 15, 2006, the First Amendment dated September 1, 2007, the Second Amendment dated May 29, 2008, Third Amendment dated December 4, 2008, and the Fourth Amendment dated August 19, 2009 between The Regents and Licensee (collectively, the “Agreement”) in accordance with the terms and conditions of this Amendment.

Recitals

WHEREAS, the Licensee desires to add UCLA Case No. 2011-416 to the Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this Fifth Amendment mutually agree to amend the Agreement as follows:

1. Amend the RECITALS of the Agreement as follows:

Add: UCLA Case No. 2011-416: “Using NELL-1 to Inhibit Osteoclasts and to Prevent, Treat Osteoporosis”

2. Amend Article 1, Paragraph 1.1/ Regent’s Patent Rights of the Agreement to include UCLA Case No. 2011-416.

3. Amend the APPENDIX A (REGENTS’ PATENT RIGHTS) of the Agreement by adding the following:

“7) UCLA CASE NO. 2011-416 (“Using NELL-1 to Inhibit Osteoclasts and to Prevent, Treat Osteoporosis”)

Provisional Patent Application No. 61/432,544 entitled, “Using NELL-1 to Inhibit Osteoclasts and to Prevent, Treat Osteoporosis,” filed January 13, 2011 (UCLA Case No. 2011-416-1) by Dr(s). Chia B. Soo and Kang Ting, and assigned to The Regents.”

All other terms and conditions of the Agreement remain the same.

[SIGNATURE PAGE FOLLOW:]

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This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

Both The Regents and Licensee have executed this Fifth Amendment by their authorized officers on the dates written below:

BONE BIOLOGICS, INC		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Bruce A. Hazuka	By:	/s/ Emily Loughran
Name:	Bruce A. Hazuka	Name:	Emily Loughran
Title:	President	Title:	Director of Licensing
Date:	January 11, 2011	Date:	3 - 30 - 2011

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Sixth Amendment
to
the License Agreement
UC Control No. 2006-03-0536

THIS SIXTH AMENDMENT (the “Sixth Amendment”) is effective this August 18, 2011 (the “Effective Date”) by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200, Los Angeles, CA 90095-7231 and BONE BIOLOGICS, INC. (“Licensee”), a corporation having a principal place of business at 115 North Doheny Drive, Beverly Hills, California, 90211 and amends the Exclusive License Agreement, Control No. 2006-03-0536, effective as of the March 15, 2006, the First Amendment dated September 1, 2007, the Second Amendment dated May 29, 2008, Third Amendment dated December 4, 2008, the Fourth Amendment dated August 19, 2009, and the Fifth Amendment dated January 11, 2011 between The Regents and Licensee (collectively, the “License Agreement”) in accordance with the terms and conditions of this Amendment.

Recitals

WHEREAS, Licensee desires to amend the sublicensing income;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this Sixth Amendment mutually agree to amend the License Agreement as follows:

1. AMEND Article 3 (SUBLICENSES) of the License Agreement by:

a) Deleting Paragraph 3.2b in its entirety; and

b) Adding “and ten percent (10%) after eighteen (18) months of the Effective Date of the Agreement.” to the end of Paragraph 3.2a.

All other terms and conditions of the License Agreement remain the same.

This Sixth Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

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IN WITNESS WHEREOF, the parties have executed this Sixth Amendment by their duly authorized representatives for good and valuable consideration.

BONE BIOLOGICS, INC		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:		By:
Name:	Bruce A. Hazuka	Name:	Emily Loughran
Title:	President	Title:	Director of Licensing
Date:		Date:

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Seventh Amendment
to
the License Agreement
UC Control No. 2006-03-0536

THIS SEVENTH AMENDMENT (the “Seventh Amendment”) is effective this August 7, 2012 (the “Effective Date”) by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 11000 Kinross Avenue, Suite #200, Los Angeles, CA 90095-7231 and BONE BIOLOGICS, INC. (“Licensee”), a corporation having a principal place of business at 100 Rancho Road, Suite 7-231, Thousand Oaks, California, 91361 and amends the Exclusive License Agreement, Control No. 2006-03-0536, effective as of the March 15, 2006, the First Amendment dated September 1, 2007, the Second Amendment dated May 29, 2008, Third Amendment dated December 4, 2008, the Fourth Amendment dated August 19, 2009, the Fifth Amendment dated January 11, 2011, and Sixth Amendment dated August 18, 2011 between The Regents and Licensee (collectively, the “License Agreement”) in accordance with the terms and conditions of this Seventh Amendment.

Recitals

WHEREAS, Licensee desires to remove and exclude the cardiovascular application of the “Field of Use” and remove the diligence requirements associated with the cardiovascular application from the License Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this Seventh Amendment mutually agree to amend the License Agreement as follows:

1. AMEND Article 1 (DEFINITIONS) of the License Agreement by deleting Paragraph 1.4 in its entirety and replacing it with the following:

“1.4 The “Field of Use” means modulation of neuroectodermal, mesenchymal cell or mesoderm derivatives, including musculoskeletal system growth, formation, replacement, remodeling, regeneration, or repair (“Musculoskeletal”), excluding cardiovascular system growth, formation, replacement, remodeling, regeneration, or repair (“Cardiovascular Application”). In addition, Field of Use includes all cGMP manufacture and gene expression protocols of NELL-1 & 2 protein and all compositions of matter, formulations, and delivery methods thereof (“Manufacture”) and application of the Invention to the field of mesodermal derivatives, such as musculoskeletal systems. Licensee may request to have additional Fields of Use amended into this Paragraph 1.4, excluding Cardiovascular Application. The Regents may add the proposed field if additional diligence for the development of the new Field of Use is incorporated into Paragraph 6.3. The new diligence terms will stipulate dates for completion of specific phases of clinical development as well as a date for First Commercial Sale for a Licensed Product in the new Field of Use.

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2. AMEND Article 4 (FEES) of the License Agreement by deleting Paragraph 4.2 in its entirety and replacing it with the following:

“4.2 For the first (and only the first) Licensed Product reaching the milestones indicated below, Licensee must make the following payments to The Regents within thirty (30) days of reaching the milestones:

4.2a First Commercial Sale: Twenty-Five Thousand Dollars ($25,000)

4.2b FDA marketing approval: Fifty Thousand Dollars ($50,000)

For the avoidance of doubt, only the first milestone (4.2a) is applicable for the Manufacture field if the First Commercial Sale is for a Licensed Product in the Manufacture field that is not in the Musculoskeletal field.”

3. AMEND Article 6 (DILIGENCE) of the License Agreement by deleting Paragraph 6.3(ii) and 6.3(vi) in their entirety and replacing them with the following, respectively:

a)  “6.3(ii) INTENTIONALLY DELETED.”

b)  “6.3(iv) Licensee may extend any of these milestones in each of the Musculoskeletal, and Manufacture diligence fields in six (6) month increments, but not more than once per milestone, by making a Ten Thousand Dollar ($10,000) payment to The Regents. In the event of any extension, any later occurring milestones in the Field of Use will be similarly extended. If Licensee, directly or through its Affiliates or sublicensees, fulfills all of its obligations in this Paragraph 6.3, Licensee will be deemed to have satisfied its diligence obligations under this Article 6 (DILIGENCE).”

All other terms and conditions of the License Agreement remain the same.

This Seventh Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

IN WITNESS WHEREOF, the parties have executed this Seventh Amendment by their duly authorized representatives for good and valuable consideration.

BONE BIOLOGICS, INC		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Bruce A. Hazuka	By:	/s/ Emily Loughran
Name:	Bruce A. Hazuka	Name:	Emily Loughran
Title:	President	Title:	Director of Licensing
Date:	8/7/12	Date:	August 20, 2012

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